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                                                                EXHIBIT 26




                         Securities Act of 1933 File No. _________
                         (If application to determine eligibility of trustee
                         for delayed offering pursuant to  Section 305 (b) (2))
________________________________________________________________________________
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                      _________________________________

                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)____________
                               _________________

                            THE CHASE MANHATTAN BANK
                             (NATIONAL ASSOCIATION)
              (Exact name of trustee as specified in its charter)

                                   13-2633612
                    (I.R.S. Employer Identification Number)

                  1 CHASE MANHATTAN PLAZA, NEW YORK, NEW YORK
                   (Address of principal executive offices)

                                     10081
                                   (Zip Code)
                                   __________

                         HOUSEHOLD FINANCE CORPORATION
              (Exact name of obligor as specified in its charter)

                                    DELAWARE
        (State or other jurisdiction of incorporation or organization)

                                   36-1239445
                      (I.R.S. Employer Identification No.)

                               2700 SANDERS ROAD
                       PROSPECT HEIGHTS, ILLINOIS 60070

                   (Address of principal executive offices)

                       _______________________________

                              Medium Term Notes
                      (Title of the indenture securities)
________________________________________________________________________________

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ITEM 1.  GENERAL INFORMATION.

                 Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                          Comptroller of the Currency, Washington, D.C.

                          Board of Governors of The Federal Reserve System,
Washington, D. C.

         (b)     Whether it is authorized to exercise corporate trust powers.

                          Yes.

  ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

                 If the obligor is an affiliate of the trustee, describe each such affiliation.

                  The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor.

                 (See Note on Page 2.)

ITEM 16.  LIST OF EXHIBITS.

         List  below all exhibits filed as a part of this statement of eligibility.
         *1. -- A copy of the articles of association of the trustee as now in effect.  (See Exhibit T-1 (Item 12), Registration No.
                 33-55626.)
         *2. --  Copies of the respective authorizations of The Chase Manhattan
                  Bank (National Association) and The Chase Bank of New York
                  (National Association) to commence business and a copy of
                  approval of merger of said corporations, all of which
                  documents are still in effect. (See Exhibit T-1 (Item 12),
                  Registration No. 2-67437.)
         *3. --   Copies of authorizations of The Chase Manhattan Bank
                   (National Association) to exercise corporate trust powers, both of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437).
         *4. --  A copy of the existing by-laws of the trustee.  (See Exhibit
                   T-1 (Item 12(a)), Registration No. 33-28806.)
         *5. --  A copy of each indenture referred to in Item 4, if the obligor is in default. (Not applicable).
         *6. -- The consents of United States institutional trustees required by Section 321(b) of the Act. (See Exhibit T-1, (Item 12), Registration No. 22-19019.)
           7. -- A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


___________________

         *The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.



                              ___________________
                                      2




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                                      NOTE

          Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to Item 2 the answer to said Item is based on incomplete information.

          Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                                   SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and the State of New York, on September 9, 1994.




                                           THE CHASE MANHATTAN BANK
                                           (NATIONAL ASSOCIATION)




                                                  By /s/ James D. Heaney
                                                     __________________________
                                                         James D. Heaney
                                                         Vice President





                               _________________
                                      3




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                                                             EXHIBIT 7

REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of
The Chase Manhattan Bank, N. A.
of New York in the State of New York, at the close of business on June 30, 1994, published in response to call made by
Comptroller of the Currency, under title 12, United States Code, Section 161.

Charter Number 2370                                                             Comptroller of the Currency Northeastern District
Statement of Resources and Liabilities
                                                              ASSETS                                              Thousands
                                                                                                                  of Dollars
Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coin .....................................................     $4,956,205
     Interest-bearing balances ..............................................................................      6,138,639
Held to maturity securities..................................................................................        926,935
Available-for-sale securities................................................................................      4,934,082
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries and in IBFs:
     Federal funds sold .....................................................................................      3,032,000
     Securities purchased under agreements to resell.........................................................              0
Loans and lease financing receivables:
     Loans and leases net of unearned income .............................................     $49,508,041
     LESS: Allowance for loan and lease losses............................................       1,087,962
     LESS: Allocated transfer risk reserve................................................               0
                                                                                               -----------
Loans and leases, net of unearned income, allowance, and reserve ............................................     48,420,079
Assets held in trading accounts..............................................................................     18,856,428
Premises and fixed assets (including capitalized leases).....................................................      1,653,111
Other real estate owned......................................................................................        822,608
Investments in unconsolidated subsidiaries and associated companies..........................................         57,230
Customers' liability to this bank on acceptances outstanding ................................................        814,608
Intangible assets ...........................................................................................        378,800
Other assets ................................................................................................      4,400,477
                                                                                                                ------------

TOTAL ASSETS  ...............................................................................................   $ 95,391,202
                                                                                                                ------------
                                                                                                                ------------
                                                            LIABILITIES
Deposits:
  In domestic offices .......................................................................................   $ 30,434,771
     Noninterest-bearing...................................................................   $ 11,442,433
     Interest-bearing......................................................................     18,992,338
                                                                                               ------------
  In foreign offices, Edge and Agreement subsidiaries, and IBFs .............................................     33,399,860
     Noninterest-bearing...................................................................      2,858,541
     Interest-bearing......................................................................     30,541,319
                                                                                               ------------

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs
  Federal funds purchased ...................................................................................      1,134,731
  Securities sold under agreements to repurchase ............................................................         69,783
Demand notes issued to the U.S. Treasury ....................................................................         25,000
Trading liabilities .........................................................................................     12,831,327
Other borrowed money:
  With original maturity of one year or less ................................................................      2,678,498
  With original maturity of more than one year ..............................................................        167,944
Mortgage indebtedness and obligations under capitalized leases ..............................................         40,965
Bank's liability on acceptances, executed and outstanding ...................................................        825,499
Subordinated notes and debentures ...........................................................................      2,360,000
Other liabilities ...........................................................................................      4,681,805
                                                                                                                ------------
TOTAL LIABILITIES ...........................................................................................     88,650,183
                                                                                                                ------------

Limited-life preferred stock and related surplus ............................................................              0

                                                          EQUITY CAPITAL
Perpetual preferred stock and related surplus ...............................................................              0
Common stock ................................................................................................   $    913,113
Surplus .....................................................................................................      4,614,743
Undivided profits and capital reserves ......................................................................      1,226,618
Net unrealized holding gains (losses) on available for sale securities.......................................        (24,868)
Cumulative foreign currency translation adjustments .........................................................         11,413
                                                                                                                ------------
TOTAL EQUITY CAPITAL ........................................................................................      6,741,019
                                                                                                                ------------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND
  EQUITY CAPITAL ............................................................................................    $95,391,202
                                                                                                                ------------
                                                                                                                ------------

I,  Lester J. Stephens, Jr., Senior Vice President and Controller of the above-named bank do hereby declare that this Report of
Condition is true and correct to the best of my knowledge and belief.

                                                                                              (Signed) Lester J. Stephens, Jr.

We the undersigned directors, attest to the correctness of this statement of resources and liabilities.  We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

(Signed) Thomas G. Labrecque
(Signed) Arthur F. Ryan                       Directors
(Signed) Richard J. Boyle
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